Exhibit 10.3

STOCK SETTLED APPRECIATION RIGHTS AGREEMENT

Recipient:

Grant Date:

Common Shares:

Exercise Price:

THIS STOCK SETTLED APPRECIATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of the Grant Date set forth above by and between Agilysys, Inc., an Ohio corporation (the “Company”), and the Recipient set forth above (“you” or the “Recipient”).

1.
    Award. Effective as of the Grant Date set forth above, the Company grants to you stock-settled stock appreciation rights (the “SSARs”) to purchase the number of common shares of the Company set forth above, at the Exercise Price per share set forth above. These SSARs are granted to you pursuant to the Agilysys, Inc. 2016 Stock Incentive Plan, as amended from time to time (the “Plan”), and is subject to the terms and conditions set forth in this Agreement.

2.
    Term. The term of the SSAR shall be for a period of 7 years from the date of grant, and these SSARs shall expire at the close of regular business hours at the Company’s principal office on the last day of the term of the SSAR, or, if earlier, on the applicable expiration date provided for in sections 3 and 4 hereof.

3.	Vesting. The SSARs will vest as follows, subject to the other terms and conditions of this Agreement, including that you remain employed as of the specified dates:

[insert vesting schedule]

Notwithstanding anything herein to the contrary, except as otherwise may be provided in Section 4 and 5, vesting hereunder is subject to you remaining employed by the Company or its subsidiaries, divisions or affiliated businesses as of the date vesting would otherwise occur hereunder.

4.	Exercisability.

(a)    To the extent that SSARs have become exercisable with respect to a number of Shares, you may thereafter exercise the SSARs either as to all or any part of such Shares at any time or from time-to-time prior to expiration or other termination of the SSAR. Except as provided in Sections 4 and 5, the SSARs may not be exercised at any time unless you are at such time an employee of the Company or its subsidiaries, divisions or affiliated businesses (an “Employee”).

(b)    If you cease to be an Employee by reason of your Retirement, all vested SSARs shall remain exercisable, and your right to exercise vested SSARs shall terminate upon the last day of the term of the SSAR. Non-vested SSARs shall continue to vest as provided in Section 2, but such SSARs shall be exercisable for two years from the date that such SSARs vests or, if shorter, until the last day of the term of the SSARs, and your right to exercise such SSAR shall terminate thereafter.

(c)    If you cease to be an Employee due to your Disability, the SSARs shall be deemed vested with respect to all Shares then subject to the SSARs, and your right to exercise the SSARs shall terminate upon the earlier of the date that is one year from the date of such cessation of employment or the last day of the term of the SSAR.

(d)    If you cease to be an Employee for any reason other than your death, Disability, or Retirement, the SSARs may be exercised only to the extent of the exercise rights, if any, which had accrued as of the date of such cessation pursuant to Section 2 hereof and which have not theretofore been exercised. Upon any such cessation of employment, such accrued exercise rights shall in any event terminate upon the earlier of the date that is 90 days from the date of such cessation of employment or the last day of the term of the SSAR.

(e)    Nothing contained in this Agreement shall confer upon you any right to continue in the employ of the Company or any of its Subsidiaries, or to limit or interfere in any way with the right of the Company or any such Subsidiary to terminate your employment at any time, with or without cause.

5.
    Death of Recipient. If you die while an Employee, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise the SSARs (the “Personal Representative”) shall be entitled to exercise the SSARs as to all of the Shares then subject to the SSARs. Such exercise rights shall terminate upon the earlier of the date one year from the date of your death or the last day of the term of the SSARs. If, after Retirement, you die prior to the last day of the term of the SSARs, the Personal Representative shall be entitled to exercise all unexercised SSARs, and such SSARs shall remain exercisable, for the greater of the remainder of the exercise period (as applicable) or one year from the date of your death, but in no event shall the SSARs be exercisable after the last day of the term of the SSARs. If you die during the one-year period commencing on the date of your termination due to your Disability, the Personal Representative shall be entitled to exercise the SSARs, and such SSARs shall remain exercisable until one year from the date of such death, but in no event shall the SSARs be exercisable after the last day of the term of the SSARs.

6.	Change of Control.

(a)    Upon a Change in Control, this SSAR shall become fully exercisable and shall immediately be deemed exercised as to all Shares then subject to the SSARs. The net number of Shares issued to you pursuant to this Section 5 as a result of the deemed exercise (the “Held Shares”) shall be subject to the restrictions set forth in this Section 5 (in addition to any applicable securities law restrictions or other restrictions imposed on Shares generally).

(b)    During the Holding Period, you shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, alienate, encumber or charge any Held Shares or any interest therein in any manner whatsoever, and the Company shall not be required to transfer on its books any such Held Shares which shall have been sold, assigned, transferred, conveyed, disposed of, pledged, hypothecated, burdened, alienated, encumbered or charged in violation of this Agreement.

(c)    During the Holding Period, you shall have all of the voting rights attributable to the Held Shares. Cash dividends declared and paid by the Company with respect to the Held Shares shall not be paid to you. Rather, those cash dividends shall be invested in additional Shares which shall be subject to the Holding Period. You irrevocably consent to: (i) the Company’s withholding of the payment of those dividends; and (ii) the investment of those dividends in Shares issued in your name and book-entered on your behalf subject to removal of the restrictions or forfeiture pursuant to the terms of this Agreement.

(d)    The Held Shares shall remain subject to the restrictions set forth in this Section 5 and such restrictions shall lapse in the event of (a) your continued employment through the earlier of (i) 12 months after the date of the Change in Control, or (ii) the date you cease to be an employee with the Company, a Subsidiary or any of their successors on account of an involuntary termination of employment by the Company or such Subsidiary or successor without Cause or on account of a termination of your employment by you for Good Reason (determined, in each case, in accordance with your employment agreement, or in absence thereof, the Plan, as in effect immediately prior to the Change in Control), or (b) without regard to the application of this Section 5, the date the Held Shares would vest by reason of a termination of employment or Change in Control under your employment agreement in effect immediately prior to the Change in Control (the “Holding Period”).

(e)    If your employment with the Company, and of its Subsidiaries, or any of their successors terminates prior to the end of the Holding Period due to any reason other than an involuntary termination of employment by the Company without Cause or on account of a termination of your employment by you for Good Reason (determined, in each case, in accordance with your employment agreement, or in absence thereof, the Plan, as in effect immediately prior to the Change in Control), including, without limitation, on account of your death, Disability, Retirement, voluntary termination or termination for Cause, then the Held Shares shall be forfeited, and you and all persons who might claim through you will have no further interests under this Agreement, all Shares subject to the SSAR, the Held Shares, or the SSAR of any kind whatsoever.

(f)    Upon the end of the Holding Period, the Company shall cause the transfer agent of the Company to move the Held Shares which have not been forfeited, together with any Common Shares issued as a result of the investment of cash dividends attributable to the Common Shares, to a non-restricted account.

(g)    If Common Shares generally are convertible into a right to receive non-equity consideration in connection with the Change in Control, then the Held Shares shall be convertible into the right to receive such non-equity consideration, and the right to receive such non-equity consideration shall be subject to the Holding Period under this Section 5 on the same basis as the Held Shares.

7.
    Waiver of Terms and Conditions. The Committee has the power and authority to waive or accelerate the vesting provisions of the SSARs, or to waive or modify the other terms and conditions of and restrictions and limitations on the SSARs, provided such waiver or modification is not (a) materially detrimental to you, nor (b) inconsistent with the terms of the Plan and any employment agreement with you then in effect.

8.	Method of Exercise. The SSARs may be exercised by delivery to the Legal Department of the Company a completed notice of exercise in the form prescribed by the Legal Department

(obtainable from the Secretary of the Company) by or on behalf of the person entitled to exercise the SSARs, setting forth the number of Shares with respect to which SSARs are being exercised. SSARs will be settled in the Company’s Common Shares, net of the Exercise Price and any required tax withholding.

9.
    Issuance of Shares. Upon receipt by the Company prior to expiration of the SSARs of a duly completed notice of exercise and, with respect to any SSARs exercised by any person other than you, by proof satisfactory to the Committee of the right of such person to exercise the SSARs, and subject to section 5 hereof, the Company shall cause its transfer agent to enter in its books and records on your behalf the net number of Shares derived after accounting for the Exercise Price and any required tax withholding.  You or such other person exercising the SSARs shall not have any of the rights of a shareholder with respect to the Shares covered by the SSARs until such Shares are book-entered on behalf of you or such other person exercising the SSAR, subject to any applicable restrictions under Section 5.

10.
    Regulatory Compliance. You agree that the Company shall not be obligated to issue any Shares upon exercise of the SSARs if such issuance would cause the Company to violate any federal or state law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission and The Nasdaq Stock Market) having jurisdiction over the affairs of the Company. You agree that you will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Shares complies with the provisions of this section.

11.	Investment Representation.

(a)    You represent to the Company that you understand that, unless at the time of exercise of the SSARs a registration statement under the Securities Act of 1933, as amended, is in effect covering the Shares, as a condition to the exercise of the SSARs, the Company may require you to represent that you are acquiring the Shares for your own account only and not with a view to, or for sale in connection with, any distribution of the Shares.

(b)    You understand and agrees that the certificate or certificates representing any Shares acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

12.
    Notices. All notices or other communications relating to the Plan and this Agreement as it relates to you shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt or, if mailed, by regular U.S. mail, postage prepaid, by the Company to you at your address then on file with the Company. You are responsible for notifying the Company of a change in your address.

13.
    Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflict of laws principles.

14.
    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement. However, no such action may be inconsistent with the terms of the Plan or materially and adversely affect your rights without your written consent. Notwithstanding the foregoing, the Company may, after consulting with you, unilaterally amend this Agreement to comply with law, preserve favorable tax effects or avoid unfavorable tax effects for either of the parties.

15.	Effect of Waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

16.	Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

17.
    Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and you and its and your respective beneficiaries, heirs, legatees, executors, administrators, estates, successors, assigns, legal representatives, guardians and caretakers.

18.
    Transferability. The SSARs shall not be transferable by you other than by will or the laws of descent and distribution, and the SSARs may be exercised during your lifetime only by you (or such other person as may be permitted to exercise SSARs on your behalf).

19.
    No Further Liability. The liability of the Company, its affiliates and the Committee under or in connection with this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its affiliates, the Committee or their directors and employees in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement. No third-party beneficiaries are intended.

20.
    Recoupment Right. You acknowledge that if the Board of Directors of the Company (including a Committee of the Board) determines that the Company’s financials are restated due directly or indirectly to the fraud, ethical misconduct, intentional misconduct or a breach of fiduciary duty by you, the Board (or Committee) shall have sole discretion to take such actions, as permitted by law, as it deems necessary to cancel the SSAR and to recover all or a portion of any gains realized in respect of the SSAR, provided such recovery cannot extend back more than three years.

21.
    The Plan. The Plan is hereby incorporated by reference and made a part of this Agreement for all purposes, and when taken together with this Agreement, shall govern the rights of you and the Company with respect to the Award. You irrevocably agree to, and accept, the terms, conditions and restrictions of the Plan and this Agreement on your own behalf and on behalf of any beneficiaries, heirs, legatees, guardians, representatives, successors and assigns. All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them under the Plan. In the event and to the extent of an express conflict or inconsistency among any of this Agreement, any written employment agreement with you then in effect, the provisions of the Plan, and any rules, regulations, and interpretations of the Plan adopted by the Committee, then the following order of priority shall control; (a) any written employment agreement then in effect, (b) the Plan, (c) any rules, regulations, and interpretations of the Plan adopted by the Committee, and (d) this Agreement; and to the extent that any other document controls this Agreement shall be deemed to be modified accordingly.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to the terms hereof.

“Company”

___________________________________

“Recipient”